EXHIBIT 99.1

PRESS RELEASE DATED MAY 5, 2016

Geron Corporation Reports First Quarter 2016 Financial Results and Recent Events

Conference Call Scheduled for 4:30 p.m. EDT Today, May 5

MENLO PARK, Calif., May 5, 2016 -- Geron Corporation (Nasdaq: GERN) today reported financial results for the first quarter ended March 31, 2016 and recent events.

First Quarter 2016 Results

For the first quarter of 2016, the company reported operating revenues of $749,000 and operating expenses of $9.8 million compared to $537,000 and $10.0 million, respectively, for the comparable 2015 period. Revenues for the first quarter of 2016 and 2015 included royalty and license fee revenues under various non-imetelstat agreements. Operating expenses in the first quarter of 2015 included restructuring charges of $406,000 in connection with the company’s organizational resizing announced in March 2015. Net loss for the first quarter of 2016 was $8.8 million, or $0.06 per share, compared to $9.3 million, or $0.06 per share, for the comparable 2015 period. The company ended the first quarter of 2016 with $141.9 million in cash and investments.

Research and development expenses for the first quarter of 2016 and 2015 were $5.0 million for each period. Research and development expenses for 2016 primarily reflect the net result of higher costs for the company’s proportionate share of clinical development expenses under the imetelstat collaboration with Janssen Biotech, Inc. (Janssen), partially offset by lower personnel related expenses as a result of the 2015 organizational resizing. The company expects research and development expenses to increase during the remainder of the year as the clinical development of imetelstat continues in collaboration with Janssen.

General and administrative expenses for the first quarter of 2016 were $4.8 million compared to $4.6 million for the comparable 2015 period. The increase in general and administrative expenses primarily reflects the net result of higher non-cash stock-based compensation expense, partially offset by lower personnel related costs due to the 2015 organizational resizing.

Interest and other income for the first quarter of 2016 was $256,000 compared to $149,000 for the comparable 2015 period. The increase in interest and other income in 2016 compared to 2015 primarily reflects higher yields on the company’s marketable securities portfolio.

Recent Company Events

Clinical Development by Janssen

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In January 2016, the first patient was dosed in a Phase 2/3 clinical trial to evaluate imetelstat in patients with myelodysplastic syndromes (MDS). The trial, referred to as IMergeTM, will evaluate imetelstat in transfusion dependent patients with International Prognostic Scoring System (IPSS) Low or Intermediate-1 risk MDS who have relapsed after or are refractory to prior treatment with an erythropoiesis stimulating agent (ESA).

This is the second clinical study to be initiated under the terms of the exclusive worldwide imetelstat license and collaboration agreement between Geron and Janssen. Further information about the trial can be found at https://clinicaltrials.gov/ct2/show/NCT02598661.

Presentations and Publications

●

Clinical data on imetelstat safety and efficacy from patients with a form of MDS known as refractory anemia with ring sideroblasts (MDS-RARS) enrolled as part of the Mayo Clinic Pilot Study were published online in the Blood Cancer Journal in March. The full text paper is available online at http://www.nature.com/bcj/.

The data, previously presented at the American Society of Hematology annual meeting in December 2015, included nine patients enrolled in the study cohort, classified as having either IPSS intermediate-1 or intermediate-2 risk disease. Six of nine (66.7%) patients had prior treatment with ESAs. Three of the eight (37.5%) patients who were dependent on red blood cell transfusions at study entry became transfusion independent, defined as not requiring transfusions for at least eight weeks. The median duration of transfusion independence was 28 weeks (range: nine weeks to 37 weeks).

●	Two poster presentations by Janssen and academic collaborators describing non-clinical data on imetelstat were made at the 2016 annual meeting of the American Association for Cancer Research in April:

○

Impact of hypomethylating agents on hTERT expression and synergistic effect in combination with imetelstat, a telomerase inhibitor, in AML cell lines (Abstract #2731)

Data presented described non-clinical results that treating acute myeloid leukemia (AML) cell lines with imetelstat enhanced the effects of agents currently used for the treatment of AML. These data extend the rationale from prior non-clinical studies for the potential use of imetelstat in hematologic myeloid malignancies, such as AML, including in combination with standard therapies.

○

Myelosuppression in patients treated with the telomerase inhibitor imetelstat is not mediated through activation of toll-like receptors (Abstract #2732)

Data presented described results from non-clinical studies that provide further evidence for potential on-target mechanisms of telomerase inhibition by imetelstat underlying the reduction in platelets observed in previously conducted imetelstat clinical trials.

The posters are available on the Presentations & Publications page of Geron’s website at www.geron.com/presentations.

Conference Call

At 4:30 p.m. EDT on May 5, 2016, Geron’s management will host a conference call to discuss the company’s first quarter results as well as recent events.

Participants can access the conference call live via telephone by dialing 877-303-9139 (U.S.); 760-536-5195 (international). The passcode is 97998290. A live audio-only webcast is also available at http://edge.media-server.com/m/p/8839g3n8/lan/en. The audio webcast of the conference call will be available for replay approximately one hour following the live broadcast through June 5, 2016.

About Geron

Geron is a biopharmaceutical company supporting the clinical stage development of a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding: (i) the conduct and continuation of IMbarkTM and IMergeTM and other potential activities under the collaboration agreement with Janssen; (ii) the safety and efficacy of imetelstat; (iii) the current timelines, milestones and designs of IMbarkTM and IMergeTM, including planned reviews and analyses of clinical data; (iv) that the data from Abstract #2731 extend the rationale from prior non-clinical studies for the potential use of imetelstat in hematologic myeloid malignancies, such as AML, including in combination with standard therapies; (v) that the data from Abstract #2732 provide further evidence for potential on-target mechanisms of telomerase inhibition by imetelstat underlying the reduction in platelets observed in previously conducted imetelstat clinical trials; (vi) financial projections and expectations; and (vii) other statements that are not historical facts, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) the uncertain, time-consuming and expensive product development and regulatory process, including whether Geron and Janssen will succeed in overcoming all of the clinical safety and efficacy, technical, scientific, manufacturing and regulatory challenges in the development and commercialization of imetelstat; (ii) regulatory authorities permitting the current clinical trials to continue to proceed and potential clinical trials to begin or continue to proceed; (iii) Janssen’s ability to enroll patients in a timely manner, or at all, in any of the current or potential clinical trials of imetelstat; (iv) the ability of Geron and Janssen to protect and maintain intellectual property rights for imetelstat; (v) Geron’s dependence on Janssen for the development, regulatory approval, manufacture and commercialization of imetelstat, including the risks that if Janssen were to breach or terminate the collaboration agreement or otherwise fail to successfully develop and commercialize imetelstat and in a timely manner, or at all, Geron would not obtain the anticipated financial and other benefits of the collaboration agreement with Janssen and the clinical development or commercialization of imetelstat could be delayed or terminated; (vi) whether imetelstat is safe and efficacious, and whether any future efficacy or safety results may cause the benefit/risk profile of imetelstat to become unacceptable; (vii) whether imetelstat can be applied to any or to multiple hematologic malignancies; and (viii) Geron’s need for future capital. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including Geron’s quarterly report on Form 10-Q for the quarter ended March 31, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:

Anna Krassowska, Ph.D.
Investor and Media Relations
650-473-7765
investor@geron.com
media@geron.com

Financial table follows.

GERON CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2016	2015
Revenues:
License fees and royalties	$749	$537

Operating expenses:
Research and development	5,033	4,987
Restructuring charges	—	406
General and administrative	4,793	4,600
Total operating expenses	9,826	9,993
Loss from operations	(9,077)	(9,456)

Unrealized gain on derivatives	—	16
Interest and other income	256	149
Interest and other expense	(21)	(24)
Net loss	$(8,842)	$(9,315)

Basic and diluted net loss per share:
Net loss per share	$(0.06)	$(0.06)
Shares used in computing net loss per share	158,896,038	157,547,568

CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2016	2015
	(Unaudited)	(Note 1)
Current assets:
Cash, cash equivalents and restricted cash	$13,069	$21,515
Current marketable securities	96,846	92,524
Other current assets	1,040	1,853
Total current assets	110,955	115,892

Noncurrent marketable securities	31,976	32,661
Property and equipment, net	212	207
	$143,143	$148,760

Current liabilities	$6,658	$6,634
Stockholders’ equity	136,485	142,126
	$143,143	$148,760

Note 1:	Derived from audited financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2015.

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